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                                                                    EXHIBIT 23.2

                         [DELOITTE & TOUCHE LETTERHEAD]
                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-77891) of RoweCom, Inc. of our report on Dawson's Subscription Business dated December 17, 1999, March 16, 2000, as to Note 14 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14), which appears in this Current Report on Form 10-K of RoweCom, Inc. dated March 16, 2000.

/s/ Deloitte & Touche
DELOITTE & TOUCHE
Chartered Accountants
London, England

March 16, 2000